THE BEAR STEARNS COMPANIES INC.
                                            IncomeNotes(SM)
                       With Maturities of Nine Months or More from Date of Issue

Registration No. 333-109793
Filed Pursuant to Rule 424(b)(3)
Pricing Supplement No. 42
(To Prospectus dated November 17, 2003,
and Prospectus Supplement dated November 17, 2003)
Trade Date: October 4, 2004
Issue Date: October 7, 2004
The date of this Pricing Supplement is October 4, 2004

Fixed Rate Notes
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                                                                                                              Interest
                                                  Maturity   Price to   Discounts &                            Payment
   CUSIP#               Interest Rate               Date      Public    Commissions  Reallowance    Dealer    Frequency
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  07387EGD3   4.30% from and including           10/15/2020   100.00%      2.50%        0.350%      98.00%     Monthly
              10/7/04, to but excluding
              9/15/08.
              5.375% from and including
              9/15/08, to but excluding
              9/15/12.
              6.375% from and including
              9/15/12, to but excluding
              9/15/16.
              7.50% from and including
              9/15/16, to but excluding
              10/15/20.
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  07387EGE1                 5.43%                10/15/2029   100.00%      2.50%        0.350%      98.00%      Semi
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                                         Subject to Redemption
                                         ---------------------
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                    First
                  Interest                                                                     Aggregate
First Interest     Payment   Survivor's                                                        Principal
 Payment Date      Amount      Option    Yes/No         Date and Terms of Redemption            Amount      Net Proceeds
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  11/15/2004        $4.54        Yes       Yes   Commencing on 10/15/2008 and on the 15th      $4,559,000    $4,445,025
                                                 of each month thereafter until Maturity,
                                                 the Notes may be called in whole at par at
                                                 the option of the Company on ten calendar
                                                 days notice.
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   4/15/2005       $28.36        Yes       Yes   Commencing on 10/15/2009 and on the 15th      $2,825,000    $2,754,375
                                                 of each month thereafter until Maturity,
                                                 the Notes may be called in whole at par at
                                                 the option of the Company on ten calendar
                                                 days notice.
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                                                  ***

The distribution of IncomeNotes will conform to the requirements set forth in Rule 2720 of the NASD Conduct Rules.